EXHIBIT 10.2

Second Modification dated August 24, 2012
to the PROMISSORY NOTE dated December 17, 2009

This Second Modification, dated effective August 24, 2012 (this "Second Modification"), is made to the PROMISSORY NOTE dated December 17, 2009 (the "Original Note"), by AMREP SOUTHWEST INC., a New Mexico corporation ("Borrower"), payable to KAPPA LENDING GROUP, LLC, a Pennsylvania limited liability company ("Lender," as successor in interest to Compass Bank) and subsequently modified by that certain First Modification (the “First Modification”) dated April 29, 2011 (the Original Note as modified by the First Modification hereinafter the “Note”).

1.          This Second Modification is a written amendment to the Note, made pursuant to the provisions contained in the AMENDMENTS Section at page 2 of the Note.

2.          All capitalized terms have the meaning defined in the Note unless a specific definition for such term is contained in this Second Modification.  The defined term “Lender” shall mean and replace the defined term “Bank” in the Note in all instances.

3.           By mutual agreement of the parties, the Note is modified to extend the maturity of the Note to December 1, 2012 (the “New Maturity Date”) to suspend interim principal payment requirements, and for other changes as detailed below.

4.           Borrower has in conjunction with the execution and delivery of this Second Modification, by payment of certain principal payments since the date of the First Modification, reduced the principal balance of the Note to $16,214,000.00. The Note continues to be non-revolving and no re-advance of principal shall be made.

5.          The Principal Payments provisions set forth in Section 5 of the First Modification are hereby deleted in their entirety and replaced with the following:

Principal Payments. The principal balance of the Note shall be repaid as follows:

A.	For the period from and after the date hereof until the New Maturity Date, there shall be no principal payments due from Borrower to Lender.

B. The entire remaining principal balance of the Note together with all accrued and unpaid interest shall be due and payable in full on December 1, 2012.

6.          The Loan Agreement dated December 17, 2009 (as modified by that certain First Amendment to Loan Agreement dated as of April 29, 2011) referenced in the Note has been amended in conjunction with this Second Modification.

7.          This Second Modification amends the Note and is not a replacement or a novation of the Note. The Note, as amended by this Second Modification, remains in full force and effect.  Borrower acknowledges there are no defenses, real or personal to payment of the Note.

BORROWER:

AMREP SOUTWEST INC., a New Mexico Corporation

By:	/s/ James H. Wall, Jr.
James H. Wall Jr., Sr. Vice President

LENDER:

KAPPA LENDING GROUP, LLC, a Pennsylvania limited liability company

By:	/s/ William J. Bonner, Jr.
William J. Bonner, Jr., Vice President